Exhibit 99.1

Lawson Software Announces Chief Financial Officer Transition

Schulz named CFO effective Jan. 1, 2010

ST. PAUL, Minn.--(BUSINESS WIRE)--December 7, 2009--Lawson Software (Nasdaq: LWSN) today announced that Stefan Schulz is being promoted to chief financial officer Jan. 1, 2010, succeeding Robert Schriesheim, who is departing Lawson the same date to become CFO of Illinois-based Hewitt Associates, Inc. Schriesheim will continue to serve on the Lawson board as a non-employee director.

Schulz, currently senior vice president of finance and chief accounting officer, joined Lawson in October 2005 from BMC Software, where he worked for 12 years in various finance roles, including vice president of revenue operations and corporate controller. Before BMC, Schulz was an engagement manager at Arthur Anderson LLP. Schulz graduated from Lamar University with a B.B.A. degree in accounting. As CFO, Schulz will report to Harry Debes, Lawson president and chief executive officer.

“Since joining Lawson’s board, Rob has been a strong strategic partner for more than three years, and as CFO, he played a key role in our successful business transformation,” said Debes. “I wish him well at Hewitt and look forward to continuing to work with him on our board. At the same time, I am very pleased that Stefan will be our CFO. Stefan is a highly experienced public company executive with deep accounting, governance and financial management skills and more than 15 years of experience in the software industry. He has proven his ability to be our CFO and is already a key member of our senior executive team. In addition, he has worked closely with Rob the past three years, making us well-prepared for a seamless transition.”

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management and rental, fashion, food & beverage, healthcare, manufacturing & distribution, public sector (United States), service industries, and strategic human capital management across 40 countries. Lawson Software is a global provider of enterprise software, services and support to customers primarily in three sectors: services, trade and manufacturing/distribution. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

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CONTACT:
Lawson Software
Media:
Joe Thornton, +1-651-767-6154
joe.thornton@us.lawson.com
or
Investors:
Barbara Doyle, +1-651-767-4385
barbara.doyle@us.lawson.com